Exhibit 99.1
Century Reports Second Quarter 2015 Financial Results
CHICAGO, IL -- 08/06/15 -- Century Aluminum Company (NASDAQ: CENX) reported a net loss of $33.9 million ($0.39 per common share) for the second quarter of 2015. Results include a $30.9 million impairment charge ($0.35 per common share) related to the permanent closure of our Ravenswood smelter and a $25.7 million charge ($0.30 per common share) for lower of cost or market inventory adjustments. Results were also negatively impacted by $11.7 million ($0.13 per common share) in costs related to the labor disruption at our Hawesville smelter. Lastly, results include a $10.3 million ($0.12 per common share) unrealized gain on the fair value of contingent consideration related to the acquisition of the remaining 50.3% interest of Mt. Holly. After consideration of these items, the company reported adjusted net income of $24.1 million and adjusted earnings per share of $0.25.
For the second quarter of 2014, Century reported net income of $20.3 million ($0.21 per common share). Results were negatively impacted by a charge of $0.5 million ($0.01 per common share) for the finalization of a legal settlement.
Sales for the second quarter of 2015 were $523.5 million compared with $458.3 million for the second quarter of 2014. Shipments of primary aluminum for the second quarter of 2015 were 233,950 tonnes compared with 216,044 tonnes shipped in the second quarter of 2014.
Net cash used by operating activities in the second quarter of 2015 was $6.0 million compared to net cash provided of $19.3 million in the second quarter of 2014.  Cash and cash equivalents decreased $59.0 million during the second quarter of 2015 compared to an increase in cash and cash equivalents of $8.9 million in the second quarter of 2014. During the second quarter of 2015, Century acquired 1.2 million shares of common stock for a total cost of $16.9 million and paid $38.2 million related to the Mt. Holly acquisition, primarily for pension funding obligations per the terms of the acquisition agreement.
For the first half of 2015, Century reported net income of $39.9 million ($0.42 per common share). Results include a $30.9 million impairment charge related to the permanent closure of our Ravenswood smelter and a $25.7 million charge for lower of cost or market inventory adjustments. Results were also negatively impacted by $11.7 million in costs related to the labor disruption at our Hawesville smelter, $1.6 million for signing bonuses related to a new labor agreement in Iceland and $1.0 million related to the separation of a former senior executive. Lastly, results include a $16.8 million unrealized gain on the fair value of contingent consideration related to the acquisition of the remaining 50.3% interest of Mt. Holly.
For the first half of 2014, Century reported net income of $0.2 million ($0.00 per common share). Cost of sales for the first half included a benefit of $5.5 million related to power contract amortization and $1.2 million for lower of cost or market inventory adjustments. Results were negatively impacted by a reserve of $3.6 million for a legal settlement.
Sales for the first half of 2015 were $1,111.4 million compared with $879.2 million for the first half of 2014. Shipments of primary aluminum for the first half of 2015 were 479,208 tonnes compared with 422,829 tonnes shipped for the first half of 2014.
Net cash provided by operating activities in the first half of 2015 was $110.3 million compared to $8.6 million in the first half of 2014.  Cash and cash equivalents increased $4.2 million during the first half of 2015 compared to a decrease in cash and cash equivalents of $22.7 million in the first half of 2014. During the first half of 2015, Century acquired 2.4 million shares of common stock for a total cost of $36.3 million and paid $38.2 million related to the Mt. Holly acquisition, primarily for pension funding obligations per the terms of the acquisition agreement.
"We have witnessed a significant weakening in the commodity price environment during the last several months,” commented Michael Bless, President and CEO. “In the primary aluminum sector, demand development remains strong in the U.S. and is improving in Western Europe and certain other key developed markets. However, there has been a meaningful deterioration in supply side conditions, principally in the form of exports from China. This subsidized material, much of which circumvents laws and regulations implemented by the Chinese authorities, is flooding markets in the U.S. and Europe. Aggressive and timely action is required to ensure fairness and an equal footing for all participants in these markets.”
Mr. Bless continued, “We are taking regrettable but necessary actions to preserve the competitiveness of our businesses. We have announced layoffs that will impact a significant number of our colleagues. We have deferred or cancelled a substantial number of programs, while maintaining adequate investment in safety, operational reliability, product quality and customer support. We have implemented a variety of other actions aimed at improving cash flow and preserving liquidity. We will continue to analyze and implement additional actions as appropriate.”

“With real regret, we announced last week our intent to work toward a permanent closure of our Ravenswood, West Virginia plant,” continued Mr. Bless. “We are grateful for the efforts of state officials and West Virginia’s congressional representatives, all of whom we are convinced did everything in their power to facilitate a restart of the smelter. The depth of our collective efforts renders this decision all the more difficult. In the final analysis, however, market conditions made the likelihood of a restart simply unrealistic within any reasonable time frame. We will now move to dispose of the plant and the site consistent with the best interests of our shareholders, the local community and the economic development objectives of the state.”
Mr. Bless concluded, “We will move forward aggressively to preserve the value of the company during this difficult market environment. We have strong liquidity, low financial leverage and few fixed contractual obligations. We will continue to fund high return and low risk projects aimed at growing our businesses and improving their competitiveness. We are nearing the end of the process to finalize a post-2015 power arrangement for Mt. Holly, and must reach a conclusion within the coming months. We are confident that Century will emerge from this difficult industry environment stronger and more competitive."
About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager -- Corporate Finance, Landsbankinn hf.
Steingrimur Helgason, Director -- Corporate Finance, Landsbankinn hf.
Non-GAAP Financial Measures
Adjusted net income and adjusted earnings per share are non-GAAP financial measures that management believes provide additional meaningful information regarding Century’s financial performance as these measures generally exclude the effects of items that are considered non-recurring, are difficult to predict or to measure in advance or that are not directly related to the Company’s ongoing operations. The table below, under the heading “Reconciliation of Non-GAAP Financial Measures,” provides a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, adjusted net income and adjusted earnings per share included in this press release may not be comparable to similarly titled measures of other companies. Investors are encouraged to review the reconciliation in conjunction with the presentation of these non-GAAP financial measures.
Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words “believe,” “expect,” “hope,” “target,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “potential,” “project,” “scheduled,” “forecast” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” or “may.” Our forward-looking statements include, without limitation, statements with respect to: future global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices (including premiums); our assessment of power pricing and our ability to successfully obtain and/or implement long-term competitive power arrangements for our operations and projects, including at Mt. Holly; our relationship with our employees and labor unions; our plans with respect to the closure of our Ravenswood smelter and the potential curtailment of other domestic assets; the future financial and operating performance of the Company, its subsidiaries and its projects; future earnings, operating results and liquidity; future inventory, production, sales, cash costs and capital expenditures; future impairment charges or restructuring costs; our business objectives, strategies and initiatives, including our ability to achieve productivity improvements or cost reductions.
Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Kenny Barkley (media)	270-577-2070
Peter Trpkovski (investors)	312-696-3112

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
NET SALES:
Related parties	$513,681	$288,573	$1,089,410	$574,156
Third-party customers	9,810	169,751	21,992	305,015
Total net sales	523,491	458,324	1,111,402	879,171
Cost of goods sold	515,149	419,820	1,008,965	842,425
Gross profit	8,342	38,504	102,437	36,746
Selling, general and administrative expenses	10,012	10,618	21,983	20,680
Ravenswood impairment	30,850	—	30,850	—
Other operating expense – net	2,601	1,874	4,680	4,288
Operating income (loss)	(35,121)	26,012	44,924	11,778
Interest expense	(5,573)	(5,571)	(11,124)	(11,048)
Interest income	61	34	203	174
Net gain (loss) on forward and derivative contracts	566	352	919	(527)
Unrealized gain on fair value of contingent consideration	10,287	—	16,814	—
Other income – net	93	300	1,147	47
Income (loss) before income taxes and equity in earnings of joint ventures	(29,687)	21,127	52,883	424
Income tax expense	(5,065)	(1,654)	(14,366)	(560)
Income (loss) before equity in earnings of joint ventures	(34,752)	19,473	38,517	(136)
Equity in earnings of joint ventures	855	871	1,365	376
Net income (loss)	$(33,897)	$20,344	$39,882	$240

Net income (loss) allocated to common stockholders	$(33,897)	$18,675	$36,628	$220
EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(0.39)	$0.21	$0.42	$0.00
Diluted	(0.39)	0.21	0.41	0.00
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	86,873	88,787	87,838	88,752
Diluted	86,873	89,352	88,495	89,292

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(Unaudited)
	June 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$167,408	$163,242
Restricted cash	1,083	801
Accounts receivable — net	9,807	76,165
Due from affiliates	52,310	31,503
Inventories	318,422	283,480
Prepaid and other current assets	36,236	29,768
Deferred taxes	14,281	14,281
Total current assets	599,547	599,240
Property, plant and equipment — net	1,263,861	1,291,218
Other assets	125,830	123,577
TOTAL	$1,989,238	$2,014,035
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$119,334	$151,443
Due to affiliates	63,667	22,261
Accrued and other current liabilities	67,162	104,646
Accrued employee benefits costs	9,742	10,159
Industrial revenue bonds	7,815	7,815
Total current liabilities	267,720	296,324
Senior notes payable	247,079	246,888
Accrued pension benefits costs — less current portion	56,711	59,906
Accrued postretirement benefits costs — less current portion	136,020	152,894
Other liabilities	46,596	53,272
Deferred taxes	118,572	113,604
Total noncurrent liabilities	604,978	626,564

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 77,127 outstanding at June 30, 2015; 160,000 issued and 78,141 outstanding at December 31, 2014)	1	1
Common stock (one cent par value, 195,000,000 shares authorized; 94,087,473 issued and 86,900,952 outstanding at June 30, 2015; 93,851,103 issued and 89,064,582 outstanding at December 31, 2014)	941	939
Additional paid-in capital	2,512,682	2,510,261
Treasury stock, at cost	(86,276)	(49,924)
Accumulated other comprehensive loss	(98,242)	(117,682)
Accumulated deficit	(1,212,566)	(1,252,448)
Total shareholders’ equity	1,116,540	1,091,147
TOTAL	$1,989,238	$2,014,035

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	Six months ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$39,882	$240
Adjustments to reconcile net income to net cash provided by operating activities:
Unrealized gain on fair value of contingent consideration	(16,814)	—
Unrealized gain on E.ON contingent obligation	(706)	(706)
Accrued and other plant curtailment costs — net	2,149	2,181
Lower of cost or market inventory adjustment	25,689	(1,247)
Depreciation	36,409	35,143
Ravenswood impairment	30,850	—
Sebree power contract amortization	—	(5,534)
Debt discount amortization	191	177
Pension and other postretirement benefits	(262)	2,368
Deferred income taxes	4,984	2,731
Stock-based compensation	894	533
Equity in earnings of joint ventures, net of dividends	(1,365)	(376)
Change in operating assets and liabilities:
Accounts receivable — net	66,359	3,931
Due from affiliates	(20,807)	(10,508)
Inventories	(60,631)	(2,786)
Prepaid and other current assets	3,819	6,816
Accounts payable, trade	(34,087)	(8,413)
Due to affiliates	41,406	(1,226)
Accrued and other current liabilities	1,288	(12,200)
Other — net	(8,932)	(2,496)
Net cash provided by operating activities	110,316	8,628
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(26,587)	(16,758)
Nordural expansion — Helguvik	(175)	(186)
Purchase of carbon anode assets and improvements	(4,606)	(7,226)
Purchase of remaining interest in Mt. Holly smelter	(38,162)	—
Proceeds from sale of property, plant and equipment	14	46
Restricted and other cash deposits	(282)	(1,334)
Net cash used in investing activities	(69,798)	(25,458)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	1,010	86,646
Repayments under revolving credit facilities	(1,010)	(92,646)
Repurchase of common stock	(36,352)	—
Issuance of common stock	—	126
Net cash used in financing activities	(36,352)	(5,874)
CHANGE IN CASH AND CASH EQUIVALENTS	4,166	(22,704)
Cash and cash equivalents, beginning of period	163,242	84,088
Cash and cash equivalents, end of period	$167,408	$61,384

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM

	Direct (1)				Toll
	United States		Iceland		Iceland
	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)
2015
2nd Quarter	157,373	$371,898	50,056	$110,083	26,521	$37,858
1st Quarter	169,306	421,141	45,967	112,662	29,985	46,617
Total	326,679	$793,039	96,023	$222,745	56,506	$84,475
2014
2nd Quarter	143,439	$325,650	39,593	$82,328	33,012	$48,441
1st Quarter	136,532	296,889	36,764	74,370	33,489	47,185
Total	279,971	$622,539	76,357	$156,698	66,501	$95,626

(1)	Excludes scrap aluminum sales.

CENTURY ALUMINUM COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Q215	EPS
Net income (loss) as reported	$(33.9)	$(0.39)

Ravenswood impairment	30.9	0.35
Hawesville labor disruption	11.7	0.13
Mt. Holly purchase accounting	(10.3)	(0.12)
LCM inventory adjustment	25.7	0.30
Impact of preferred shares	—	(0.02)

Adjusted net income	$24.1	$0.25